SCHEDULE A

Transamerica Series Trust

Amended and Restated

Series of Shares of Beneficial Interests

(Dated May 22, 2024)

WHEREAS, the Trustees of Transamerica Series Trust (the “Trust”), acting pursuant to Section 4.9 of the Declaration, have established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”);

WHEREAS, the Trustees have heretofore terminated certain Series so established and designated and/or have changed the names of certain Series so established and designated;

NOW THEREFORE, the following are the Series of the Trust as of May 22, 2024, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Transamerica 60/40 Allocation VP

Transamerica Aegon Bond VP

Transamerica Aegon Core Bond VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock iShares Tactical – Balanced VP

Transamerica BlackRock iShares Tactical – Conservative VP

Transamerica BlackRock iShares Tactical – Growth VP

Transamerica BlackRock Real Estate Securities VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica Goldman Sachs Managed Risk – Balanced ETF VP

Transamerica Goldman Sachs Managed Risk – Conservative ETF VP

Transamerica Goldman Sachs Managed Risk – Growth ETF VP

Transamerica Great Lakes Advisors Large Cap Value VP

Transamerica International Focus VP

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP

Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TSW International Equity VP

Transamerica TSW Mid Cap Value Opportunities VP

Transamerica WMC US Growth VP

1.  Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.  The number of authorized Shares of each Series is unlimited.

3.  Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.  With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.  The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.  The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.  Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

SCHEDULE B

Transamerica Series Trust

Amended and Restated

Designation of Classes of Shares

(Dated May 22, 2024)

WHEREAS, the Trustees of Transamerica Series Trust (the “Trust”), acting pursuant to Section 4.9 of the Declaration, have established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) and have established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series;

WHEREAS, the Trustees have heretofore terminated certain Classes so established and designated and/or have changed the names of certain Classes so established and designated;

NOW THEREFORE, the following are the Classes of each identified Series of the Trust as of May 22, 2024, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Transamerica 60/40 Allocation VP	Service
Transamerica Aegon Bond VP	Initial and Service
Transamerica Aegon Core Bond VP	Initial and Service
Transamerica Aegon High Yield Bond VP	Initial and Service
Transamerica Aegon Sustainable Equity Income VP	Initial and Service
Transamerica Aegon U.S. Government Securities VP	Initial and Service
Transamerica American Funds Managed Risk VP	Service
Transamerica BlackRock Government Money Market VP	Initial and Service
Transamerica BlackRock iShares Active Asset Allocation – Conservative VP	Initial and Service
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP	Initial and Service
Transamerica BlackRock iShares Active Asset Allocation – Moderate VP	Initial and Service
Transamerica BlackRock iShares Dynamic Allocation – Balanced VP	Initial and Service
Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP	Initial and Service
Transamerica BlackRock iShares Edge 40 VP	Initial and Service
Transamerica BlackRock iShares Edge 50 VP	Service
Transamerica BlackRock iShares Edge 75 VP	Service
Transamerica BlackRock iShares Edge 100 VP	Service
Transamerica BlackRock iShares Tactical – Balanced VP	Initial and Service

Transamerica BlackRock iShares Tactical – Conservative VP	Initial and Service
Transamerica BlackRock iShares Tactical – Growth VP	Initial and Service
Transamerica BlackRock Real Estate Securities VP	Initial and Service
Transamerica BlackRock Tactical Allocation VP	Initial and Service
Transamerica Goldman Sachs 70/30 Allocation VP	Service
Transamerica Goldman Sachs Managed Risk – Balanced ETF VP	Initial and Service
Transamerica Goldman Sachs Managed Risk – Conservative ETF VP	Initial and Service
Transamerica Goldman Sachs Managed Risk – Growth ETF VP	Initial and Service
Transamerica Great Lakes Advisors Large Cap Value VP	Initial and Service
Transamerica International Focus VP	Initial and Service
Transamerica Janus Balanced VP	Initial and Service
Transamerica Janus Mid-Cap Growth VP	Initial and Service
Transamerica JPMorgan Asset Allocation – Conservative VP	Initial and Service
Transamerica JPMorgan Asset Allocation – Growth VP	Initial and Service
Transamerica JPMorgan Asset Allocation – Moderate Growth VP	Initial and Service
Transamerica JPMorgan Asset Allocation – Moderate VP	Initial and Service
Transamerica JPMorgan Enhanced Index VP	Initial and Service
Transamerica JPMorgan International Moderate Growth VP	Initial and Service
Transamerica JPMorgan Tactical Allocation VP	Initial and Service
Transamerica Madison Diversified Income VP	Initial and Service
Transamerica Market Participation Strategy VP	Initial and Service
Transamerica Morgan Stanley Capital Growth VP	Initial
Transamerica Morgan Stanley Global Allocation VP	Initial and Service
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP	Initial and Service
Transamerica MSCI EAFE Index VP	Initial and Service
Transamerica Multi-Managed Balanced VP	Initial and Service
Transamerica PineBridge Inflation Opportunities VP	Initial and Service
Transamerica ProFund UltraBear VP	Initial and Service
Transamerica Small/Mid Cap Value VP	Initial and Service
Transamerica S&P 500 Index VP	Initial and Service
Transamerica T. Rowe Price Small Cap VP	Initial and Service
Transamerica TSW International Equity VP	Initial and Service
Transamerica TSW Mid Cap Value Opportunities VP	Initial and Service
Transamerica WMC US Growth VP	Initial and Service

1.  Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.  The number of authorized Shares of each Class is unlimited.

3.  All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4.  With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5.  The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6.  The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7.  Capitalized terms not defined herein have the meanings given to such terms in the Declaration.